Exhibit 99.3
JOINT FILERS’ SIGNATURES

/s/ Jeff Horing	5/19/2009

Insight Venture Partners IV (Co-Investors), L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Partners (Cayman) IV, L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Partners IV (Fund B), L.P.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Venture Associates IV, L.L.C.	Date
Signature of Reporting Person

/s/ Jeff Horing	5/19/2009

Insight Holdings Group, LLC	Date
Signature of Reporting Person